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                         SOUTHBORROUGH VENTURES INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
        100,000,000 SHARES COMMON STOCK AUTHORIZED, $0.001 PAR VALUE
This
certifies
that                                                        CUSIP 841234 10 7
                                                             SEE REVERSE FOR
                                                          CERTAIN DEFINITIONS

Is the owner of

            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                           SOUTHBORROUGH VENTURES INC.


 transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and
    Bylaws of the Corporation, as now or hereafter amended.  This certificate is not valid unless countersigned by the Transfer Agent.
        WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.



DATED

                       SOUTHBORROUGH VENTURES INC.
/s/ John Taylor                                      /s/ Marshall Bertram
PRESIDENT                    CORPORATE SEAL          SECRETARY
                                 NEVADA